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                                                                      EXHIBIT 24

                                POWER OF ATTORNEY

         The directors of M&F Bancorp, Inc. (the "Company") whose signatures appear below, hereby appoint Julia W. Taylor as their attorney to sign, in their name and behalf and in any and all capacities stated below, the Company's Annual Report on Form 10-KSB pursuant to Section 13 of the Securities Exchange Act of 1934, and likewise to sign any and all amendments and other documents relating thereto as shall be necessary, and such persons hereby granting to each such attorney power to act with or without the other and full power of substitution and revocation and hereby ratifying all of that any such attorney or her substitute may do by virtue hereof.

         This Power of Attorney has been signed by the following persons in the capacities indicated on the 14th day of March, 2000.



Signature                                    Title
---------                                    -----
 /s/ Julia W. Taylor                         Director
-------------------------------
Julia W. Taylor

/s/ Benjamin S. Ruffin                       Director
-------------------------------
Benjamin S. Ruffin

 /s/ Joseph M. Sansom                        Director
-------------------------------

Joseph M. Sansom

 /s/ Aaron L. Spaulding                      Director
-------------------------------
Aaron L. Spaulding

 /s/ Genevia G. Fulbright                    Director
-------------------------------
Genevia G. Fulbright

 /s/ Maceo K. Sloan                          Director
-------------------------------

Maceo K. Sloan

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